Exhibit 99.1

                        Southern Financial Bancorp, Inc.
               Proxy Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints ____________________ and ____________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at a Special Meeting of Shareholders of Southern Financial Bancorp, Inc. (the "Company") to be held at Fauquier Springs Country Club, Springs Road, Warrenton, Virginia, on ________ __, 1999 at 2:00 p.m., local time, or any adjournments thereof, for the following purposes:

         1. To approve the issuance of Common Stock to the shareholders of The Horizon Bank of Virginia ("Horizon") in connection with the Agreement and Plan of Reorganization, dated as of May 3, 1999, as amended, by and between Horizon, the Company and Southern Financial Bank (the "Bank"), and a related Plan of Merger, which provides for Horizon to be merged with and into the Bank. The Reorganization Agreement is enclosed with the accompanying Joint Proxy Statement as Appendix A.

                      [    ]  FOR       [    ]  AGAINST          [    ]  ABSTAIN


         2. To elect as directors the three persons listed as nominees below.

                  [    ]  FOR nominees listed below                [    ]  WITHHOLD AUTHORITY to
                          (except as written on the line below)            vote for all nominees listed below

                    For Term Expiring in 2000         For Term Expiring in 2001        For Term Expiring in 2002

                         John C. Belotti                   Richard L. Hall                Robert P. Warhurst


                           (INSTRUCTION:  To withhold  authority to vote for any
                  individual nominee listed above, write that nominee's name on the space provided below.)

                  -------------------------------------------------------------

         3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ALL NOMINEES LISTED IN ITEM 2.


---------------------------------       ---------------------------------------
         Printed Name                                    Signature


                                        ---------------------------------------
                                                         Signature

                                        Dated:   ___/___/99

                                        (If  signing as Attorney, Administrator,
                                        Executor, Guardian or  Trustee,  please
                                        add  your  title  as such.)

                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY